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                                                                     EXHIBIT 4.1

                                    REVISED
                                    FORM OF
                                   PODS, INC.
                   SERIES A SUBORDINATED CONVERTIBLE DEBENTURE

$__________________                                        _______________, 2001

         FOR VALUE RECEIVED, PODS, INC., a Florida corporation (the "Company" which term includes any successor corporation under the "Indenture" defined below), for value received, hereby promises to pay to _________________ or registered assigns, the principal sum of ______________ Dollars ($_____________) (the "Principal Amount"), in twelve (12) equal quarterly installments in the amount of __________________ Dollars ($_____________), plus interest as provided for herein, commencing on July 15, 2007 and on the fifteenth day of each of the next succeeding eleven (11) calendar quarters, unless sooner due and payable as provided herein, including but not limited to payment as a result of a Holder Payment Acceleration Notice or a Conversion Event. All then accrued but unpaid interest shall be due and payable concurrently with each installment of the Principal Amount.


         This Debenture is one of a duly authorized issue of Series A Subordinated Convertible Debentures of the Company (herein called the "Debentures") issued under an Indenture dated as of ________________, 2001 (herein called the "Indenture"), between the Company and SunTrust Bank, as Trustee (the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the holders of the Debentures, and the terms upon which the Debentures are, and are to be, authenticated and delivered. The holder hereof, by acceptance of this Debenture, agrees to be bound by the terms of the Indenture. The Debentures are issuable only as registered Debentures without coupons in denominations of $25,000 or greater that are in increments of $5,000.


         Capitalized terms which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         1. Interest. The then outstanding Principal Amount shall bear interest at the rate of 12% per annum, calculated based upon a year of three hundred sixty-five (365) days.


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         Interest only payments shall be due and paid quarterly, in arrears, commencing on the fifteenth (15th) day of the first calendar quarter that begins after the date hereof and continuing on the fifteenth day of each of the following calendar quarters, until the Principal Amount has been paid in full.


         The interest so payable, and punctually paid or duly provided for, on any interest payment date will, as provided in said Indenture, be paid to the person in whose name this Debenture is registered at the close of business on the record date for such interest, which shall be the last day (whether or not a business day) of the calendar month next preceding such interest payment date. At the option of the Company, interest so payable may be paid by check to the order of said registered holder mailed to such holder's address appearing on the Debenture register. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered holder on such record date, and may be paid to the person in whose name this Debenture is registered at the close of business on a subsequent special record date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to holders of Debentures not less than fifteen (15) days prior to such record date, or may be paid, at any time in any other lawful manner, all as more fully provided in said Indenture. The setting of a special record date for the payment of interest shall not be deemed to cure or waive a default in the payment of interest when due. Payment of the principal of and interest on this Debenture will be made at the office or agency of the Company maintained for that purpose in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.


         No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional,


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to pay principal of and interest on this Debenture at the times, place, and rate and in the coin or currency, herein prescribed.

         2. Holder Payment Acceleration Right. Subject to the terms and conditions of this Section 2, the registered holder may elect to require that the Company prepay the unpaid Principal Amount in twelve (12) equal quarterly installments (the "Holder Payment Acceleration Right"), commencing on July 15, 2006 and on the fifteenth day of each of the next succeeding eleven (11) calendar quarters, unless sooner due and payable as provided herein, plus interest at 12% per annum. All then accrued but unpaid interest shall be due and payable concurrently with each installment of the Principal Amount.

         The registered holder shall notify the Company and the Trustee of its exercise of the Holder Payment Acceleration Right by delivery of written notice via certified mail, return receipt requested, addressed to and received by the Company and the Trustee after December 31, 2005 and before April 1, 2006. Any notice given in this manner will be effective when received by the Company.

         3.       Holder's Conversion Right. On a date that is at least thirty
(30) days prior to the date on which the Company is obligated to close on an "Approved Sale" (as defined below) or an "IPO" (as defined below) (each a "Conversion Event"), the Company shall deliver to each registered holder of a Debenture with respect to which there has been no exercise of the applicable Holder Payment Acceleration Right (each an "Eligible Debenture"), a written notice (the "Company Conversion Election Notice") that describes the Conversion Event. If this Debenture is an Eligible Debenture, the registered holder by delivery to


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the Company of written notice via certified mail, return receipt requested, addressed to and received by the Company no later than fifteen (15) days after the date of the Company Conversion Election Notice (the "Holder Conversion Notice"), shall have the right and option to elect either (i) Conversion (as defined below) or (ii) Installment Payments (as defined below).


         "Conversion" means that all or a portion of the Eligible Debenture, as designated by the registered holder subject to the restrictions set forth herein, shall be paid by the Company's delivery, on the applicable Exchange Date (as defined below), of the number of fully paid and nonassessable shares of common stock of the Company (the "Exchange Shares") that is determined by dividing the principal amount of the portion of the Debenture that is to be converted by the Conversion Price (as defined below). Provided however, that no fractional shares shall be issued upon conversion and amounts attributable to fractional shares shall be paid in cash upon delivery of such Exchange Shares; and provided further, that accrued but unpaid interest, if any, shall be paid in full in cash by the Company on the Exchange Date; and provided further, that any conversion of a portion of the Eligible Debenture may be made only with respect to a portion of the Eligible Debenture that has a face value of at least $25,000 or any multiple thereof or in denominations in excess of $25,000 that are in increments of $5,000.


         "Installment Payments" means that the portion of the Eligible Debenture with respect to which the registered holder does not elect or is not deemed to elect Conversion, shall be paid in twelve (12) equal quarterly installments of principal, commencing on the Exchange Date and on the fifteenth day of each of the next succeeding eleven (11) calendar quarters, unless sooner due and payable as provided herein, plus interest from the Exchange Date at the rate set forth in Section 1; provided, that all then accrued but unpaid interest shall be due and payable concurrently with each installment of the Principal Amount; and provided further, that accrued but unpaid interest, if any, shall be paid in full by the Company on the Exchange Date.


         If the registered holder does not timely deliver a Holder Conversion Notice, then the registered holder shall be deemed to have elected Conversion as to the Eligible Debenture.


         On the applicable Exchange Date (as defined below) following the date on which the Company closes on an "Approved Sale" (as


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defined below) or an "IPO" (as defined below) (each a "Conversion Event") all portions of Eligible Debentures with respect to which the registered holder elects or is deemed to elect Conversion, shall be paid in the number of shares of common stock of the Company that is calculated by dividing the outstanding principal balance due on such Eligible Debentures by the Conversion Price provided for below.


         The portion of Debentures for which Conversion is elected and provided for in accordance with the Indenture shall cease to bear interest from and after the Exchange Date.

         The Exchange Shares may be subject to a lock-up period which may be imposed on some or all of the shareholders of the Company by the underwriters in connection with the IPO.

         For the purposes of this Debenture, the following terms shall have the indicated meanings:

         "Conversion Price" means Five Dollars and 10/100 ($5.10), adjusted as follows. Upon the happening of an Extraordinary Common Stock Event (as defined below), the Conversion Price shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted for such Extraordinary Common Stock Event by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of common stock of the Company that are outstanding immediately prior to such Extraordinary Common Stock Event (calculated on a fully-diluted basis assuming the exercise or conversion of all then presently exercisable options, warrants, purchase rights or convertible securities) and the denominator of which shall be the number of shares of common stock of the Company that are outstanding immediately after such Extraordinary Common Stock Event (calculated on a fully-diluted basis assuming the exercise or conversion of all then presently exercisable options, warrants, purchase rights or convertible securities). An "Extraordinary Common Stock Event" shall mean (i) the issuance of additional shares of common stock of the Company as a dividend or other distribution on outstanding shares of common stock of the Company, (ii) a stock split or other subdivision of outstanding shares of common stock of the Company into a greater number of shares of common stock, or (iii) a combination or reverse stock split of outstanding shares of common stock of the Company into a smaller number of shares of the common stock.


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         Upon the occurrence of each adjustment or readjustment of the
Conversion Price pursuant to this Section 3, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the holder of this Debenture a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

         "Approved Sale" means the sale or disposition of all of the equity interests in the Company or of all or substantially all of the Company's assets and business to an independent third party in an arm's-length transaction approved by the Board of Directors of the Company, with approval of the holders of a majority of each class of stock of the Company that is entitled to vote thereon, whether by sale of assets, merger, consolidation, share exchange, recapitalization or other business combination or the sale and transfer and/or the issuance and sale of securities representing all of the voting securities of the Company.

         "IPO" means the closing of an underwritten public offering of Company common stock for cash pursuant to an effective registration statement under the Securities Act of 1933.

         "Exchange Date" means (i) with respect to an Approved Sale, the date of the closing of the Approved Sale, or (ii) with respect to an IPO, the date of the closing of the IPO.

         4. Prepayment. The Company may prepay all or any part of the amounts due pursuant to this Debenture, without penalty, on or after the occurrence of the earlier of (i) July 15, 2007, (ii) an Exchange Date, or (iii) April 1, 2006, if the holder of this Debenture exercised a Holder Payment Acceleration Right. Any prepayment shall be in accordance with the Indenture.

         5. Acceleration. If an Event of Default, as defined in the Indenture, shall occur, the principal of all the Debentures may be declared due and payable in the manner and with the effect provided in the Indenture.

         6. Subordination. The indebtedness evidenced by this Debenture is subordinated to the prior payment in full of all Senior Indebtedness, as provided in the Indenture.

         7. Limited Assignment; Registered. As provided in the Indenture and subject to certain limitations therein set forth,


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this Debenture is transferable on the register of the Company, upon surrender of this Debenture for transfer at the office or agency of the Company in any place where the principal hereof and interest hereon are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Debenture registrar, duly executed by the registered holder hereof or his attorney duly authorized in writing, a copy of which authorization shall be delivered with any such instrument of transfer, and thereupon one or more new Debentures, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge will be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Debenture is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes whether or not this Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         8. Amendment; Waiver. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Debentures under the Indenture at any time by the Company with the consent of the holders of a majority in aggregate principal amount of the Debentures at the time outstanding, as defined in the Indenture. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Debentures at the time outstanding, as defined in the Indenture, on behalf of the holders of all Debentures, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Debenture shall be conclusive and binding upon such holder and upon all future holders of this Debenture and of any Debenture issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Debenture.

         9. Construction. This Note shall be governed and construed in accordance with the laws of the State of Florida.


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The forum for any litigation instituted hereunder shall be Pinellas County,
Florida.

         10. Authentication. Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Debenture shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

                                   PODS, INC.

                                   By:
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                                       Peter S. Warhurst,
                                       President

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Debentures referred to in the above referenced Indenture.

Authentication Date:                          SIGNATURE BLANK FOR
                    -------------------       TRUSTEE


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